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                                                                     Exhibit 14

                       Consent of Independent Accountants


We hereby consent to the use in Exhibit C constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Kobren Growth Fund (the "Fund") of our report dated February 11, 2002 relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to the Shareholders of the Fund, which financial statement and financial highlights are included in Exhibit C. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in the Prospectus to the Registration Statement and in Appendix B of Registration Statement under the heading "Independent Accountants."



PricewaterhouseCoopers LLP
Boston, Massachusetts
February 15, 2002
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                       Consent of Independent Accountants


We hereby consent to the use in Exhibit C constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of Kobren Growth Fund of our report dated February 11, 2002 relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to the Shareholders of the Kobren Moderate Growth Fund, which financial statement and financial highlights are included in Exhibit C. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in the Prospectus to the Registration Statement and in Appendix B of Registration Statement under the heading "Independent Accountants."



PricewaterhouseCoopers LLP
Boston, Massachusetts
February 15, 2002